Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


 We consent to the incorporation by reference in Registration Statement No. 333-71077 on Form S-3, Registration Statement No. 333-106878 on Form S-3, Registration Statement No. 333-73391 on Form S-8, Registration Statement No. 333-106880 on Form S-8, and Registration Statement No. 333-106881 on Form S-8 of First Cash Financial Services, Inc. of our report dated March 8, 2004 (October 8, 2004 as to the effect of the restatement described in the last paragraph of Note 2) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's adoption of Financial Accounting Standards Board Interpretation No. 46(R) Consolidation of Variable Interest Entities, effective December 31, 2003, and the restatement of the statements of cash flows for the years ended December 31, 2003 and 2002 described in Note 2) relating to the consolidated financial statements as of December 31, 2003 and for each of the two years in the period ended December 31, 2003 appearing in this Annual Report on Form 10-K of First Cash Financial Services, Inc. for the year ended December 31, 2004.


 DELOITTE & TOUCHE LLP
 Fort Worth, Texas
 March 10, 2005